Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DYNAMIC MATERIALS REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Second quarter sales of $41.3 million down 8% from 2015 second quarter
• Gross margin of 24% versus 28% in Q2 2015
• Second quarter operating loss of $822,000 includes approximately $830,000 in restructuring charges
• SG&A of $8.9 million reduced from $10.5 million in Q2 2015
• Net loss of $766,000, or $0.05 per diluted share, versus net loss of $1.3 million, or $0.10 per diluted share, in Q2 2015
• Adjusted EBITDA* of $3.3 million versus $4.4 million in Q2 2015
• Net debt of $14.1 million down 33% from December 31, 2015, and 21% sequentially

BOULDER, Colo. - July 28, 2016 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2016.

Second quarter sales were $41.3 million, down 8% from the second quarter of 2015, and a sequential improvement of 2% versus the 2016 first quarter. Gross margin was 24%, down from 28% in last year’s second quarter and 26% in the first quarter. As previously reported, second quarter sales and gross margin were below expectations, reflecting a further deterioration of conditions in the oil and gas well-completions sector, the primary end market for DMC’s DynaEnergetics business. A shipment delay associated with a large order at the Company’s NobelClad business also negatively impacted results.

Loss from operations was $822,000 versus an operating loss of $63,000 in the year-ago second quarter. This year’s operating loss included restructuring expense of approximately $830,000, which was associated with workforce reductions at DynaEnergetics. Restructuring charges in the 2015-second quarter were $1.1 million.

Second quarter net loss was $766,000, or $0.05 per diluted share, versus a net loss of $1.3 million, or $0.10 per diluted share, in the year-ago second quarter. Adjusted EBITDA* was $3.3 million versus $4.4 million in last year’s second quarter.

NobelClad
NobelClad reported second quarter sales of $26.4 million, up 23% versus last year’s second quarter and a 5% sequential improvement versus the first quarter. Operating income increased to $4.1 million from $1.0 million in the 2015 second quarter. The improvement reflects a more favorable mix of projects, which included a previously reported project for the semiconductor capital equipment industry. Adjusted EBITDA was $5.2 million versus $2.4 million in the second quarter of 2015. NobelClad ended the quarter with an order backlog of $34.5 million versus $40.2 million at the end of the first quarter.

DynaEnergetics
Sales at DynaEnergetics were $14.9 million, down 36% from last year’s second quarter and a 4% sequential decline versus the first quarter. Operating loss was $2.9 million versus operating income of $1.2 million in the comparable year-ago quarter. Adjusted EBITDA was a negative $443,000 versus $3.4 million in the comparable 2015 quarter.

Six-Month Results
Consolidated sales for the six-month period were $81.8 million, down 4% from $85.6 million in the 2015 six-month period. Gross margin was 25% versus 27% in the same period a year ago. Operating loss was $907,000, which included approximately $830,000 in restructuring expenses versus a loss from operations of $3.3 million in the comparable year-ago period, which included $3.1 million in restructuring expenses. Adjusted EBITDA was $6.3 million versus $6.6 million for last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $51.5 million, up 13% from $45.4 million at the six-month mark last year. Operating income was $5.6 million, up from $2.8 million in the comparable year-ago period, while adjusted EBITDA was $7.6 million versus $5.5 million.

DynaEnergetics
Six-month sales at DynaEnergetics were $30.4 million, down 24% from $40.2 million, in last year’s six-month period. Operating loss was $2.0 million versus operating income of $453,000 in the comparable year-ago period. Adjusted EBITDA was $2.1 million versus $4.5 million in last year’s six-month period.

Management Commentary
Kevin Longe, president and CEO, said, "In a quarter that brought further degradation to our core oil and gas markets, we further strengthened the Company and positioned our businesses to capitalize on a recovery that appears to be in the very early stages. We reduced our net debt by another 21% sequentially and by 33% since the end of 2015; lowered selling, general and administrative expenses to $8.9 million - below our original forecast of $9.5 million; further consolidated our industrial cost structure in Europe and the United States, and most significantly, continued our investments in new technologies, products and market development initiatives.

"These latter investments are helping temper the impact of the energy-industry downturn on our DynaEnergetics business, particularly in America’s unconventional oil and gas markets. While the rig count in the United States declined by more than 20% from the first quarter, the sequential sales decline at DynaEnergetics was 4%. Nevertheless, demand was below our expectations, and when combined with severe pricing pressure, an unfavorable product mix, and a shipment delay at our NobelClad business, our sales and margin performance did not meet the forecasts we gave last quarter.

"In the oilfield services sector, many customers were intensely focused on short-term cash flow generation, and made product purchases based almost exclusively on price. Interest in our advanced perforating technologies and shaped charges remains high, and we are confident that as market conditions improve, customers will re-establish their focus on the safety, reliability and performance advantages available from DynaEnergetics’ advanced products and systems.

"There are now four U.S. wireline companies using the DynaStage factory assembled perforating system, up from one in the first quarter. DynaEnergetics is in discussions with additional prospective customers that are very interested in the system. While DynaStage sales volumes have been commensurate with the low level of well completion activity, the expanding customer roster is encouraging and strengthens DynaEnergetics’ position as it prepares for a market recovery. The business also is planning to introduce a range of new perforating products during the second half of 2016.

"DynaEnergetics has made considerable progress in China on a plug-and-abandonment (P&A) project being led by one of the world’s largest integrated energy companies. Our DynaSlot P&A system has become an important tool in the project, and is helping effectively address China’s strict well decommissioning standards. Our design team is working closely with the customer on an expanded suite of DynaSlot systems for a broader range of well configurations in both China and other international markets."

Longe added, "DynaEnergetics’ new shaped-charge production facility in Tyumen, Siberia has shipped its first commercial order into the Russian market, and the business’ regional sales team is pursuing a range of new customer opportunities throughout Russia and the CIS.

"At NobelClad, the production team at our manufacturing center in Liebenscheid, Germany completed shipments during the second quarter of a large order for a semiconductor capital equipment project in Asia. The order involved unique and complex metal combinations, and was the first high-volume project for NobelClad’s new German facility. I am extremely pleased with the performance of the team and encouraged by the capabilities of this new plant, which has strengthened our explosion welding production capacity and improved our competitive position around the globe.

"We remain very optimistic about DMC’s long-term prospects, and believe we are well positioned to capitalize on improvements in our end markets and the growth in our market share. In the near term, we will maintain our focus on generating cash, reducing debt, and maintaining our investments in new technologies, products and market development programs."

Guidance
Michael Kuta, chief financial officer, said, "In light of the continued deterioration of the oil and gas services market during the second quarter, we have revised our 2016 revenue and gross margin forecasts. We now anticipate sales in 2016 will be down 5% to 7% versus the $166.9 million we reported in 2015. We had previously forecasted sales would be flat year over year. We expect full-year gross margin will be in a range of 22% to 24% versus the 25% reported in 2015, and down from our prior forecast range of 24% to 26%."

Kuta said third quarter sales are expected to be down approximately 5% versus the $39.5 million reported in the 2015 third quarter. Gross margin is expected to be in a range of 20% to 22% versus the 26% reported in last year’s third quarter. Selling, general and administrative expense is expected to total approximately $9.0 million for the third quarter, while amortization expense is anticipated to be approximately $1.0 million. DynaEnergetics is expected to incur approximately $750,000 in remaining restructuring charges during the second half of 2016 as part of a previously announced restructuring program. The majority of these charges will be incurred during the third quarter.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at:
http://www.investorcalendar.com/IC/CEPage.asp?ID=175167, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 4, 2016, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #10056.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including third quarter and full-year 2016 guidance on revenue and gross margin, estimated second half 2016 restructuring costs, as well as our expectations about DynaStage’s future market position, DMC’s position during the energy sector downturn and long-term prospects. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2015.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
NET SALES	$41,317	$44,741	$81,849	$85,560
COST OF PRODUCTS SOLD	31,409	32,156	61,556	62,272
Gross profit	9,908	12,585	20,293	23,288
COSTS AND EXPENSES:
General and administrative expenses	4,389	5,561	9,837	11,599
Selling and distribution expenses	4,497	4,958	8,520	9,836
Amortization of purchased intangible assets	1,015	1,013	2,014	2,030
Restructuring expenses	829	1,116	829	3,112
Total costs and expenses	10,730	12,648	21,200	26,577
LOSS FROM OPERATIONS	(822)	(63)	(907)	(3,289)
OTHER INCOME (EXPENSE):
Other income (expense), net	304	40	336	1,164
Interest expense, net	(396)	(262)	(559)	(441)
LOSS BEFORE INCOME TAXES	(914)	(285)	(1,130)	(2,566)
INCOME TAX PROVISION (BENEFIT)	(148)	1,034	49	1,130
NET LOSS	(766)	(1,319)	(1,179)	(3,696)
LOSS PER SHARE
Basic	$(0.05)	$(0.10)	$(0.08)	$(0.27)
Diluted	$(0.05)	$(0.10)	$(0.08)	$(0.27)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,142,991	13,906,993	14,071,058	13,900,499
Diluted	14,142,991	13,906,993	14,071,058	13,900,499
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.04	$0.04	$0.08

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2016 AND DECEMBER 31, 2015
(Amounts in Thousands)

	June 30, 2016	December 31, 2015
	(unaudited)	(as adjusted)
ASSETS

Cash and cash equivalents	$9,444	$6,291
Accounts receivable, net	29,235	35,798
Inventory, net	33,841	35,449
Other current assets	9,713	8,916

Total current assets	82,233	86,454

Property, plant and equipment, net	57,705	57,999
Goodwill, net	17,333	17,190
Purchased intangible assets, net	18,539	20,418
Other long-term assets	79	131

Total assets	$175,889	$182,192

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$9,079	$14,624
Accrued anti-dumping duties	6,456	6,374
Customer advances	5,123	2,396
Dividend payable	289	284
Accrued income taxes	662	2,783
Other current liabilities	7,111	6,437

Total current liabilities	28,720	32,898

Lines of credit	22,908	26,826
Deferred tax liabilities	1,421	2,119
Other long-term liabilities	2,064	1,928
Stockholders' equity	120,776	118,421

Total liabilities and stockholders' equity	$175,889	$182,192

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Amounts in Thousands)
(unaudited)

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,179)	$(3,696)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	3,264	3,153
Amortization of purchased intangible assets	2,014	2,030
Amortization of deferred debt issuance costs	83	128
Stock-based compensation	1,121	1,571
Excess tax benefit from stock-based compensation	—	(72)
Deferred income tax provision (benefit)	(732)	(742)
Gain on disposal of property, plant and equipment	12	65
Restructuring expenses	829	3,112
Accrued anti-dumping duties	80	—
Change in working capital, net	2,950	(10,266)
Net cash flows provided by (used in) operating activities	8,442	(4,717)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,226)	(2,471)
Proceeds on sale of property, plant and equipment	30	—
Changes in other non-current assets	36	(25)
Net cash flows used in continuing operations	(1,160)	(2,496)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(4,000)	11,245
Payments on capital lease obligations	(3)	(2)
Payment of dividends	(571)	(1,125)
Payment of deferred debt issuance costs	—	(1,042)
Net proceeds from issuance of common stock	189	185
Tax impact of stock-based compensation	—	72
Net cash provided by (used in) financing activities	(4,385)	9,333
EFFECTS OF EXCHANGE RATES ON CASH	256	(631)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,153	1,489
CASH AND CASH EQUIVALENTS, beginning of the period	6,291	9,400
CASH AND CASH EQUIVALENTS, end of the period	$9,444	$10,889

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Loss from operations, as reported	$(822)	$(63)	$(907)	$(3,289)
Restructuring programs:
NobelClad	—	(504)	—	(558)
DynaEnergetics	(755)	(612)	(755)	(994)
Corporate	(74)	—	(74)	(1,560)

Income (loss) from operations, excluding charges	$7	$1,053	$(78)	$(177)

	Three months ended June 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(914)	$(148)	$(766)	$(0.05)
Restructuring programs:
DynaEnergetics	(755)	(224)	(531)	(0.04)
Corporate	(74)	—	(74)	—

Net income (loss), excluding charges	$(85)	$76	$(161)	$(0.01)

	Three months ended June 30, 2015
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(285)	$1,034	$(1,319)	$(0.10)
Restructuring programs:
NobelClad	(504)	(72)	(432)	(0.03)
DynaEnergetics	(612)	(81)	(531)	(0.04)

Net income (loss), excluding charges	$831	$1,187	$(356)	$(0.03)

	Six months ended June 30, 2016
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(1,130)	$49	$(1,179)	$(0.08)
Restructuring programs:
DynaEnergetics	(755)	(224)	(531)	(0.04)
Corporate	(74)	—	(74)	—

Net income (loss), excluding charges	$(301)	$273	$(574)	$(0.04)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Six months ended June 30, 2015
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,566)	$1,130	$(3,696)	$(0.27)
Restructuring programs:
NobelClad	(558)	(88)	(470)	(0.04)
DynaEnergetics	(994)	(121)	(873)	(0.06)
Corporate	(1,560)	(538)	(1,022)	(0.07)

Net income (loss), excluding charges	$546	$1,877	$(1,331)	$(0.10)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
NobelClad	$26,407	$21,449	$51,459	$45,393
DynaEnergetics	14,910	23,292	30,390	40,167

Net sales	$41,317	$44,741	$81,849	$85,560

NobelClad	$4,130	$986	$5,639	$2,807
DynaEnergetics	(2,901)	1,247	(1,981)	453
Unallocated expenses	(2,051)	(2,296)	(4,565)	(6,549)

Loss from operations	$(822)	$(63)	$(907)	$(3,289)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Three months ended June 30, 2016
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$4,130	$(2,901)	$(2,051)	$(822)
Adjustments:
Restructuring	—	755	74	829
Stock-based compensation	—	—	535	535
Depreciation	966	784	—	1,750
Amortization of purchased intangibles	96	919	—	1,015

Adjusted EBITDA	$5,192	$(443)	$(1,442)	$3,307

	Three months ended June 30, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$986	$1,247	$(2,296)	$(63)
Adjustments:
Restructuring	504	612	—	1,116
Stock-based compensation	—	—	847	847
Depreciation	849	649	—	1,498
Amortization of purchased intangibles	95	918	—	1,013

Adjusted EBITDA	$2,434	$3,426	$(1,449)	$4,411

	Six months ended June 30, 2016
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$5,639	$(1,981)	$(4,565)	$(907)
Adjustments:
Restructuring	—	755	74	829
Stock-based compensation	—	—	1,121	1,121
Depreciation	1,803	1,461		3,264
Amortization of purchased intangibles	191	1,823		2,014

Adjusted EBITDA	$7,633	$2,058	$(3,370)	$6,321

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Six months ended June 30, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$2,807	$453	$(6,549)	$(3,289)
Adjustments:
Restructuring	558	994	1,560	3,112
Stock-based compensation	—	—	1,571	1,571
Depreciation	1,910	1,243	—	3,153
Amortization of purchased intangibles	191	1,839	—	2,030

Adjusted EBITDA	$5,466	$4,529	$(3,418)	$6,577

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net loss	$(766)	$(1,319)	$(1,179)	$(3,696)
Interest expense	397	263	561	445
Interest income	(1)	(1)	(2)	(4)
Income tax provision (benefit)	(148)	1,034	49	1,130
Depreciation	1,750	1,498	3,264	3,153
Amortization of purchased intangible assets	1,015	1,013	2,014	2,030

EBITDA	2,247	2,488	4,707	3,058
Restructuring	829	1,116	829	3,112
Stock-based compensation	535	847	1,121	1,571
Other (income) expense, net	(304)	(40)	(336)	(1,164)

Adjusted EBITDA	$3,307	$4,411	$6,321	$6,577